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                                                                   EXHIBIT 11.01


FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 1997



                           CARAUSTAR INDUSTRIES, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

       COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE

                                                                                     Three Months Ended
                                                                                           March 31,
                                                                                   -----------------------
                                                                                     1997           1996
                                                                                    -------        -------
Earnings:

        Net income available to common stock                                        $11,741        $13,551
                                                                                    -------        -------
Shares:

        Primary weighted average common shares outstanding                           24,815         25,152
        Stock options                                                                   348            386
                                                                                    -------        -------
        Average primary shares outstanding and equivalents                           25,163         25,538
                                                                                    -------        -------
        Fully diluted weighted average common shares outstanding                     24,815         25,152
        Stock options                                                                   348            459
                                                                                    -------        -------
        Average common shares outstanding and equivalents                            25,163         25,611
                                                                                    -------        -------

Primary earnings per common share:

        Net income                                                                  $  0.47        $  0.53
                                                                                    =======        =======
Fully diluted earnings per common share:

        Net income                                                                  $  0.47        $  0.53
                                                                                    =======        =======




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